Exhibit 99.1

Fortive Completes Separation from Danaher and

Launches as an Independent, Publicly Traded Company

EVERETT, WA, July 2, 2016 – Fortive Corporation (“Fortive”) (NYSE: FTV), a diversified industrial growth company providing essential industrial technology and professional instrumentation solutions globally, announced today the completion of its separation from Danaher Corporation (“Danaher”) and its launch as an independent, publicly traded corporation. Fortive’s common stock will begin trading “regular way” on July 5, 2016 on the New York Stock Exchange under the symbol “FTV.”

“Today marks a major milestone for Fortive as we bring to the market our strong heritage and experienced management team, leading market positions, and culture of continuous improvement that is deeply rooted in 24,000 associates around the world,” said James A. Lico, President and Chief Executive Officer of Fortive. “As we move forward, we are fully focused on driving organic growth, core operating margin expansion, free cash generation exceeding net income, and rigorous capital discipline to investment decisions. This is our playbook for delivering superior value to our shareholders and customers for the long-term.”

In connection with the separation, Danaher stockholders today received one share of Fortive common stock for every two shares of Danaher common stock held by such stockholder as of the close of business on June 15, 2016 (other than fractional shares, which will be aggregated and sold into the public market and the proceeds distributed to Danaher stockholders that otherwise would have received such fractional shares). Because the separation was completed on a Saturday and not a business day, the shares are expected to be credited to “street name” stockholders through the Depository Trust Corporation on July 5, 2016. Approximately 345 million shares of Fortive common stock were distributed in the separation.

ABOUT FORTIVE

Fortive will be a diversified industrial growth company comprised of Professional Instrumentation and Industrial Technologies businesses that are recognized leaders in attractive markets. With 2015 revenues of $6.2 billion, Fortive’s well-known brands hold leading positions in field instrumentation, transportation, sensing, product realization, automation and specialty, and franchise distribution. Fortive will be headquartered in Everett, Washington and employ a team of more than 24,000 research and development, manufacturing, sales, distribution, service and administrative employees in more than 40 countries around the world. With a culture rooted in continuous improvement, the core of our company’s operating model will be the Fortive Business System. For more information please visit: www.fortive.com.

FORWARD-LOOKING STATEMENTS

Statements in this release that are not strictly historical, including the statements regarding Fortive’s anticipated performance and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, are “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, deterioration of or instability in the economy, the markets we serve and the financial markets, contractions or lower growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, the potential for improper conduct by our employees, agents or business partners, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, contingent liabilities relating to acquisitions and divestitures, our ability to realize the anticipated benefits of the separation of our business from Danaher, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, the impact of our debt obligations on our operations and liquidity, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, labor matters, international economic, political, legal, compliance and business factors, adverse effects of restructuring activities, disruptions relating to man-made and natural disasters, security breaches or other disruptions of our information technology systems and pension plan costs. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including the Information Statement furnished with the Current Report on Form 8-K filed by us on June 15, 2016. These forward-looking statements speak only as of the date of this release, and neither Danaher nor Fortive assumes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT

Lisa Curran

Vice President, Investor Relations

Fortive Corporation

6920 Seaway Boulevard

Everett, WA 98203

Telephone: (425) 446-5000

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